Exhibit 99.3

CONSENT OF RICHARD FRIEDMAN

I consent to the reference to me under the caption “Management” in the prospectus contained in the Registration Statement on Form S-1 (File No. 333-135944) of GateHouse Media, Inc.

Dated:  September 22, 2006

/s/ Richard Friedman
Name: Richard Friedman